ORBIT E-COMMERCE, INC.



        AMENDED AND RESTATED BY-LAWS




             TABLE OF CONTENTS

      Article and Section Designation                    Page

Article I:  Offices.....................................   1

Article II: Shareholders................................   1
Section 1:     Annual Meetings..........................   1
Section 2:     Special Meetings.........................   1
Section 3:     Place of Meetings........................   1
Section 4:     Notice of Meetings.......................   1
Section 5:     Chairman.................................   2
Section 6:     Quorum...................................   2
Section 7:     Voting...................................   3
Section 8:     Written Consent in Lieu of Meeting.......   3
Section 9:     Record Date..............................   4

Article III:  Board of Directors........................   4

     Section 1:     Number, Election and
                       Term of Office...................   4
     Section 2:     Duties and Powers................      5
     Section 3:     Annual and Regular Meetings; Notice    5
     Section 4:     Special Meetings; Notice...........    5
     Section 5:     Chairman...........................    6
     Section 6:     Quorum and Adjournments............    6
     Section 7:     Manner of Acting...................    6
     Section 8:     Meetings by Means of
                       Conference Telephone .............  7
     Section 9:     Written Consent in Lieu of Meeting.    7
     Section 10:    Vacancies..........................    7
     Section 11:    Resignation........................    7
     Section 12:    Removal............................    8
     Section 13:    Compensation.......................    8
     Section 14:    Contracts..........................    8
     Section 15:    Committees.........................    9

Article IV:  Officers....................................  9

     Section 1:     Officers...........................    9
     Section 2:     Resignation.........................   10
     Section 3:     Removal............................    10
     Section 4:     Vacancies..........................    10
     Section 5:     Compensation.......................    10
     Section 6:     Chairman...........................    10
     Section 7:     President..........................    10
     Section 8:     Vice Presidents....................    11
     Section 9:     Secretary...........................   11
     Section 10:    Treasurer...........................   12
     Section 11:    Assistant Secretaries and Assistant
                    Treasurers..................           12
     Section 12:    Sureties and Bonds..................   12
     Section 13:    Shares of Other Corporations........   12

Article V:  Shares of Stock............................... 13

     Section 1:     Certificate of Stock................   13
     Section 2:     Lost or Destroyed Certificates......   13
     Section 3:     Transfers of Shares.................   14

Article VI:  Dividends.................................... 14

Article VII:  Fiscal Year................................. 14

Article VIII:  Corporate Seal..............................14

Article IX:  Books and Records.............................14

Article X:  Amendments.....................................15

     Section 1:     By Shareholders......................  15
     Section 2:     By Directors.........................  15

Article XI:  Indemnification.............................  15

     Section 1:     Indemnification of Agents of
                    the Corporation......................  15
     Section 2:     Vested Rights........................  18



        AMENDED AND RESTATED BY-LAWS

                     OF

           ORBIT E-COMMERCE, INC.


            ARTICLE I - OFFICES

          The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation, or at such other places within or without the United States as the Board of Directors may, from time to time, determine.

         ARTICLE II - SHAREHOLDERS

Section 1 - Annual Meetings:

          The annual meetings of the shareholders of the Corporation shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors, and transacting such other business as may properly come before the meetings.

Section 2 - Special Meetings:

          Special meetings of the shareholders may be called at any time by the Chairman, the President or the Board of Directors and shall be called by the Chairman, the President or the Board of Directors at the written request of the holders of not less than 51% of the voting power of any class of the Corporation's stock entitled to vote, or as otherwise required under the Business Corporation Act of the State of Nevada, or any successor thereto (the "Statute").

Section 3 - Place of Meetings:

          All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:

          (a) Except as otherwise provided by Statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten (10) or more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to Statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

          (b)  Notice of any meeting need not be given
to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by Statute.

Section 5 - Chairman:

          At all meetings of the shareholders, the Chairman of the Board, if any and if present, shall preside.
If there shall be no Chairman, or he shall be absent or he elects not to preside, then the President shall preside, and in his absence, a Chairman as may be designated by the Board of Directors shall preside or, in the absence of such person or if there shall be no such designation, a Chairman chosen at the meeting shall preside.

Section 6 - Quorum:

          (a)  Except as otherwise provided herein, or
by Statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record thirty-three and one-third (33-1/3%) percent of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

          (b)  Despite the absence of a quorum at any
annual or special meeting of shareholders, the shareholders, by a majority of the voting power so represented at the meeting may adjourn the meeting until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a shareholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 7 - Voting:

          (a)  Except as otherwise provided by Statute
or by the Articles of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be approved by the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter.

          (b)  Except as otherwise provided by Statute
or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

          (c)  Each shareholder entitled to vote or to
express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

Section 8 - Written Consent in Lieu of Meeting:

          Except as otherwise provided by Statute, or by the Articles of Incorporation, or by these By-Laws, any action required or permitted to be taken at any meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required.

Section 9 - Record Date:

          (a)  For the purpose of determining the
shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          (b) If no record date is fixed, the record date for determining shareholders (i) entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the closing of business on the date next preceding the day on which the meeting is held;
(ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

          (a)  The Board of Directors shall consist of
not less than two (2) nor more than twelve (12) members, as determined from time to time by resolution of the Board of Directors, provided, however, that the minimum and maximum number of directors may be changed from to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

          (b)  Except as may otherwise be provided
herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a plurality of the votes cast at a meeting of shareholders.

          (c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:

          The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by Statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

          (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders.

          (b)  The Board of Directors, from time to
time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

          (c)  Notice of any regular meeting of the
Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b)
Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

          (a)  Special meetings of the Board of
Directors shall be held whenever called by the Chairman of the Board, or if there be no Chairman, by the President or Secretary and shall be called by the Chairman, the President or the Secretary upon the request of any two directors, at such time and place as may be specified in the respective notices or waivers of notice thereof. If the Chairman, or if there be no Chairman, both the President and Secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by any two directors.

          (b) Except as otherwise required by Statute, notice of special meetings shall be given at least two days before the meeting if given orally (either by telephone or in person), at least two (2) days before the meeting if given by cable, telegram, telecopier, e-mail or overnight delivery service, and at least five (5) days before the meeting if given by first class mail (postage prepaid), or in any other manner. Any notice given by cable, telegram, telecopier, e-mail, overnight delivery service or by first class mail shall be sent to the director's last known residence or business address. A notice, or waiver of notice, except as required by Section 10 of this Article III need not specify the purpose of the meeting.

          (c)  Notice of any special meeting shall not
be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

          At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6 - Quorum and Adjournments:

          (a)  At all meetings of the Board of
Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

          (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

          (a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

          (b) Except as otherwise provided by Statute, by the Articles of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.


Section 8 - Meetings by Means of Conference Telephone:

          Except as otherwise provided by Statute, by the Articles of Incorporation, or by these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9 - Written Consent in Lieu of Meeting:

          Except as otherwise provided by Statute, or by the Articles of Incorporation, or by the By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10 - Vacancies:

          Unless otherwise provided in the Articles of Incorporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 11 - Resignation:

          Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 12 - Removal:

          Any director may be removed from office by the vote or written consent of shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, except that if the Corporation's Articles of Incorporation provide for the election of directors by cumulative voting, no director may be removed from office except upon the vote of shareholders owning sufficient shares to have prevented such director's election to office in the first instance. The Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

Section 13 - Compensation:

          Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

Section 14 - Contracts:

          (a) Unless otherwise provided by Statute, no contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

          (b) Unless otherwise provided by Statute, any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 15 - Committees:

          The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

           ARTICLE IV - OFFICERS

Section 1 - Officers:

          The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect or appoint one or more Vice Presidents and such other officers as it may determine. In addition, the Board of Directors may elect a Chairman of the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified or until his death, resignation or removal. Any two or more offices may be held by the same person. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 2 - Resignation:

          Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation.
Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

          Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

          A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Compensation:

          Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

Section 6 - Chairman:

          The Chairman of the Board of Directors, if there shall be such an officer, shall be elected from among the directors and shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

Section 7 - President:

          Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence of a Chairman or the Chairman elects not to preside, the President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8 - Vice Presidents:

          In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the
Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as are incident to the office of corporate Vice President and as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9 - Secretary:

          The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place or places as the Board of Directors may order, a book of minutes of actions taken at all meetings of, and by all written consents of, directors and shareholders, together with, in the case of meetings, the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors, the number of shares present or represented at meetings of shareholders and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders, alphabetically arranged, and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares and the number and date of cancellation of every certificate surrendered for cancellation. If the stock ledger or duplicate stock ledger is kept at the office of the Corporation's transfer agent or registrar, a statement containing the name and address of the custodian of the stock ledger or duplicate stock ledger shall be kept at the Corporation's principal executive office. The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as are incident to the office of corporate Secretary and as may be prescribed by the Board of Directors or the By-Laws.

Section 10 - Treasurer:

          The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as are incident to the office of corporate Treasurer and as may be prescribed by the Board of Directors or the By-Laws.

Section 11 - Assistant Secretaries and Assistant Treasurers:

          Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors or by the President.

Section 12 - Sureties and Bonds:

          In case of the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 13 - Shares of Other Corporations:

          Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

        ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

          (a)  The certificates representing shares of
the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

          (b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

          (c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

          The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

          (a)  Transfers of shares of the Corporation
shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

          (b)  The Corporation shall be entitled to
treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

           ARTICLE VI - DIVIDENDS

          Subject to applicable law, and except as may otherwise be provided in the Articles of Incorporation, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

         ARTICLE VII - FISCAL YEAR

          The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

       ARTICLE VIII - CORPORATE SEAL

          The corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.

       ARTICLE IX - BOOKS AND RECORDS

          The Corporation shall maintain books and records of account and minutes of the meetings of its shareholders and directors, including meetings of committees of the Board of Directors. These documents shall be maintained at one or more locations within or outside the State of Nevada, the location or locations to be designated by the Board of Directors. Each of these documents shall be in written form or in any other form capable of being converted into written form within a reasonable time.

           ARTICLE X - AMENDMENTS

Section 1 - By Shareholders:

     New By-Laws may be adopted or the By-Laws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, except as otherwise expressly provided by applicable law, the Articles of Incorporation or elsewhere in the By-Laws.

Section 2 - By Directors:

     Subject to the right of the shareholders as provided in
Section 1 of this Article X to adopt, amend or repeal By-Laws, By-Laws may be adopted, amended or repealed by the Board of Directors.

        ARTICLE XI - INDEMNIFICATION

     Section 1 - Indemnification of Agents of the Corporation:

          (a)  The Corporation shall indemnify any
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. However, indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          (c)  To the extent that a director, officer,
employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          (d)  Any indemnification under subsection (a) or
(b), unless ordered by a court or advanced pursuant to subsection (e), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination shall be made:
(i) by the shareholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          (e)  The expenses of officers and directors
incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection (e) do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article XI (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, the By-Laws or any agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e), shall not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action and (ii) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          (g) The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses. The other financial arrangements made by the Corporation may include any now or hereafter permitted by applicable law.

          (h)  In the event that the Nevada Business
Corporation Act shall hereafter permit or authorize indemnification by the Corporation of the directors, officers, employees or agents of the Corporation for any reason or purpose or in any manner not otherwise provided for in this
Article XI, then such directors, officers, employees and agents shall be entitled to such indemnification by making written demand therefor upon the Corporation, it being the intention of this Article XI at all times to provide the most comprehensive indemnification coverage to the
Corporation's directors, officers, employees and agents as may now or hereafter be permitted by Statute.

          (i) The foregoing indemnification provisions shall inure to the benefit of all present and future directors, officers, employees and agents of the Corporation and all persons now or hereafter serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise and their heirs, executors and administrators, and shall be applicable to all acts or omissions to act of any such persons, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this Article XI.

Section 2 - Vested Rights:

          Neither the amendment nor repeal of this Article XI, nor the adoption of any provision of the Articles of Incorporation or the By-Laws or of any statute inconsistent with this Article XI, shall adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or adoption of such inconsistent provision.